Ex-99.2 a)

                                                                 BANK OF AMERICA



                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                      WITH USAP MINIMUM SERVICING STANDARDS

March 7, 2003

As of and for the year ended December 31, 2002, BA Mortgage LLC, and the Mortgage division of Bank of America, N.A. (collectively, the "Company"), which together comprise an operating division of Bank of America, N.A., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS ("USAP").



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As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $400,000,000 and $475,000,000 respectively.




/s/ Kevin M. Shannon                               /s/ H. Randall Chestnut
---------------------------                        -----------------------------
Kevin M. Shannon                                   H. Randall Chestnut
President                                          Senior Vice President
Consumer Real Estate                               Bank of America, N.A.
Bank of America, N.A.


/s/ David H. Rupp                                  /s/ Gary K. Bettin
---------------------------                        -----------------------------
David H. Rupp                                      Gary K. Bettin
Senior Vice President                              Senior Vice President and
Bank of America, N.A.                              National Servicing Executive
                                                   Bank of America, N.A.


/s/ J. Mark Hanson
---------------------------
J. Mark Hanson
Senior Vice President
Bank of America, N.A..

Ex-99.2 b)

As of and for the year ended December 31, 2002, Cendant Mortgage Corporation (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $120 million and $20 million, respectively.

Cendant Mortgage Corporation


/s/ Terence W. Edwards
------------------------------------------
Terence W. Edwards
President and Chief Executive Officer


/s/ Mark Danahy
------------------------------------------
Mark Danahy
Senior Vice President & Chief Financial Officer


/s/ Martin L. Foster
------------------------------------------
Martin L. Foster
Senior Vice President - Loan Servicing